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[SUTHERLAND ASBILL & BRENNAN LLP]


                                 April 10, 2002


EquiTrust Life Insurance Company
5400 University Avenue
West Des Moines, Iowa 50266

         Re:   EquiTrust Life Annuity Account II
               (File Nos. 333-61899; 811-08967)

Gentlemen:

     We hereby consent to the reference to our name under the caption "Experts" in the statement of additional information filed as part of Post-Effective Amendment Number 8 to the registration statement on Form N-4 for EquiTrust Life Annuity Account II (File Nos. 333-61899; 811-08967). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                            Sincerely,

                                            SUTHERLAND ASBILL & BRENNAN LLP




                                            By:      /s/ STEPHEN E. ROTH
                                                  -------------------------
                                                    Stephen E. Roth, Esq.